SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    July 13, 1995


                       LINCOLN TELECOMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


     Nebraska                        2-70020                   47-0632436
   (State or other              (Commission File              (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                     1440 M Street, Lincoln, Nebraska  68508
           (Address of principal executive offices including zip code)


                                 (402) 474-2211
                         (Registrant's telephone number)

   ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

          On July 13, 1995 Lincoln Telecommunications Company, a Nebraska corporation (the "Company"), consummated the merger (the "Merger") of Nebraska Cellular Telephone Corporation, a Nebraska corporation ("NCTC"), with and into Capital Acquisition Corp., a Nebraska corporation and wholly-owned subsidiary of the Company ("Subsidiary"). The Company issued a total of 4,267,146 shares of its common stock, par value $.25 ("Common Stock") and paid a total of approximately $22.1 million in cash to the shareholders of NCTC not affiliated with the Company at the time of the Merger. The Merger was consummated in accordance with the terms of an Agreement and Plan of Reorganization dated as of March 21, 1995 by and among the Company, Subsidiary and NCTC, as amended by the Amendment to Agreement and Plan or Reorganization dated as of April 7, 1995 by and among the Company, Subsidiary and NCTC (as so amended, the "Agreement and Plan of Reorganization"). Subsidiary changed its name to Nebraska Cellular Telephone Corporation immediately after consummation of the Merger.

          The Company and its affiliates owned approximately 41.65% of the outstanding NCTC common stock prior to the consummation of the Merger, due to the acquisition immediately prior to the Merger of Nebwest Cellular, Inc., a Nebraska corporation and the single largest common shareholder of NCTC ("Nebwest"). The acquisition of Nebwest was accomplished by Subsidiary through the purchase of all the outstanding capital stock of Nebwest (the "Stock Purchase") for a total of approximately $39.5 million in cash. The Stock Purchase was consummated in accordance with the terms of a Stock Purchase Agreement dated as of April 28, 1995 by and among Subsidiary, Nebwest and the shareholders of Nebwest (the "Stock Purchase Agreement"). Nebwest's sole asset was shares of NCTC common stock representing approximately 25.5% of the total outstanding NCTC common stock.

          The Company issued a total of 4,267,146 shares of its common stock and paid a total of approximately $61.6 million cash to acquire NCTC through the Stock Purchase and the Merger. In each of the Stock Purchase and the Merger, the Company paid consideration valued at $20.00 per share of NCTC common stock for an aggregate total price of approximately $132.0 million for all such shares of NCTC common stock not owned by the Company or its affiliates (assuming a value of $16.50 per share for the Common Stock issued pursuant to the Merger; on July 13, 1995 the last reported sale price for Common Stock on the Nasdaq Stock Market was $16.50 per share).

          The source of funds for the cash paid by the Company in connection with the Stock Purchase and the Merger is a short-term financing arrangement between the Company and The Mitsubishi Bank Limited.

          The Agreement and Plan of Reorganization and the Stock Purchase Agreement are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summaries of the material provisions of such agreements set forth above are qualified in their entirety by reference to each respective agreement filed as an exhibit hereto.

          NCTC was a provider of cellular telecommunications services in 10 rural service areas in the State of Nebraska.

   ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial statements of business acquired

               Independent Auditors' Report

               Audited Financial Statements

                    Balance Sheets as of December 31, 1994 and 1993

                    Statements of Earnings for the years ended December 31, 1994 and 1993

                    Statements of Stockholders' Equity for the years ended December 31, 1994 and 1993

                    Statements of Cash Flows for the years ended December 31, 1994 and 1993

               Unaudited Condensed Financial Statements

                    Condensed Balance Sheet as of March 31, 1995

                    Condensed Statements of Earnings for the three months ended March 31, 1995 and 1994

                    Condensed Statements of Cash Flows for the three months ended March 31, 1995 and 1994

                          INDEPENDENT AUDITORS' REPORT

   Board of Directors
   Nebraska Cellular Telephone Corporation:

   We have audited the balance sheets of Nebraska Cellular Telephone Corporation as of December 31, 1994 and 1993, and the related statements of earnings, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nebraska Cellular Telephone Corporation as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                   /s/  KPMG Peat Marwick LLP



   February 24, 1995

                     NEBRASKA CELLULAR TELEPHONE CORPORATION
                                 Balance Sheets
                           December 31, 1994 and 1993

                Assets (note 3)                    1994            1993
    Current assets:
        Cash and temporary investments        $   638,619     $ 3,068,498

        Accounts receivable, net of
          allowance for doubtful accounts
          of $169,849 in 1994 and $104,613
          in 1993                               3,547,905       1,815,258
        Unbilled revenues                         437,855         359,011
        Inventories                             1,354,418         448,913
        Other receivables (note 6)                428,768         255,478
        Prepaid expenses                          188,946         165,218
        Income tax receivable                     248,141              --
                                                ---------      ----------
          Total current assets                  6,844,652       6,112,376
     Land, plant and equipment, at cost
        (note 6):
        Land and improvements                     201,418         190,526
        Buildings and improvements              3,662,211       2,280,068
        Equipment                              21,326,921      12,686,563
        Furniture and fixtures                    286,686         116,095
        Construction in progress                1,972,330       1,268,422
                                               ----------      ----------
          Total plant and equipment            27,449,566      16,541,674
          Less accumulated depreciation and
               amortization                    (5,664,465)     (3,602,035)
                                              -----------     -----------
          Net plant and equipment              21,785,101      12,939,639
                                              -----------      ----------
    Investments, at cost                        1,683,943         747,077
    Deposits                                       54,647          54,293
                                              -----------     -----------
                                              $30,368,343      19,853,385
    Liabilities and Stockholders' Equity      ===========      ==========
    Current liabilities:
        Accounts payable                        3,067,773       1,978,615
        Current installments of notes
          payable (note 3)                      1,692,374         913,500
        Accrued expenses                        1,349,952       1,104,472
        Customer deposits and advance
          billings                              1,087,457         743,321
        Income tax payable                             --         549,051
                                               ----------      ----------
          Total current liabilities             7,197,556       5,288,959
     Notes payable, less current
        installments (note 3)                  12,518,406       5,506,200

    Deferred income tax payable (note 7)          207,561          50,000
                                               ----------       ---------
          Total liabilities                    19,923,523      10,845,159
                                              -----------     -----------
    Stockholders' equity:
        Common stock, $.01 par value,
          25,000,000 shares authorized;
          7,742,180 shares issued and
          outstanding                              77,422          77,422
        Additional paid-in capital              7,731,676       7,731,676
        Retained earnings (note 3)              2,635,722       1,199,128
                                              -----------     -----------
          Total stockholders' equity           10,444,820       9,008,226
                                               ----------     -----------
    Commitments (notes 4, 5 and 9)            $30,368,343      19,853,385
                                              ===========     ===========

                 See accompanying notes to financial statements.

                     NEBRASKA CELLULAR TELEPHONE CORPORATION

                             Statements of Earnings

                     Years ended December 31, 1994 and 1993

                                                 1994             1993
    Revenues (note 3):
        Access and feature services          $10,499,488        4,905,964
        Airtime services                       7,915,844        4,597,684
        Long distance services                   448,734          247,649
        Roamer revenue                         8,310,243        5,348,066
        Equipment sales                        3,760,180        2,110,972
                                              ----------       ----------
          Total revenues                      30,934,489       17,210,335

    Cost of sales and services                11,080,082        5,731,585
                                             -----------      -----------
          Gross profit                        19,854,407       11,478,750
                                             -----------      -----------
    Operating expenses:
        Depreciation and amortization          2,584,196        1,603,648
        Site and technical expenses            1,915,259        1,368,738
        Selling, general and
          administrative                      12,875,684        6,001,346
                                             -----------      -----------
          Total operating expenses            17,375,139        8,973,732
                                             -----------      -----------
          Operating income                     2,479,268        2,505,018
                                              ----------       ----------
    Other income (expense):
        Interest income                          126,331          101,013
        Interest expense                        (546,314)        (312,798)
        Other, net                                58,707          278,534
                                             -----------      -----------
                                                (361,276)          66,749
                                             -----------      -----------
          Net earnings before income
               taxes                           2,117,992        2,571,767

    Income tax expense (note 7)                  681,398          640,000
                                             -----------      -----------
          Net earnings                        $1,436,594        1,931,767
                                              ==========       ==========


                 See accompanying notes to financial statements.

                     NEBRASKA CELLULAR TELEPHONE CORPORATION

                       Statements of Stockholders' Equity

                     Years ended December 31, 1994 and 1993


                                                                                         Total
                                                    Additional        Retained           stock-
                                     Common           paid-in         earnings          holders'
                                     stock            capital         (deficit)          equity
    Balances at December 31,
       1992                        $   77,422       7,731,676          (732,639)        7,076,459
    Net earnings                           --              --         1,931,767         1,931,767
                                    ---------       ---------        ----------        ----------

    Balances at December 31,
       1993                            77,422       7,731,676         1,199,128         9,008,226
    Net earnings                           --              --         1,436,594         1,436,594
                                    ---------       ---------        ----------        ----------

    Balances at December 31,
       1994                        $   77,422       7,731,676         2,635,722        10,444,820
                                   ==========       =========         =========        ==========




                 See accompanying notes to financial statements.

                     NEBRASKA CELLULAR TELEPHONE CORPORATION
                            Statements of Cash Flows
                     Years ended December 31, 1994 and 1993

                                                  1994             1993
    Cash flows from operating activities:
        Net earnings                         $ 1,436,594      $ 1,931,767
                                             -----------      -----------
        Adjustments to reconcile net
          earnings to net cash provided by
          operating activities:
          Depreciation and amortization        2,584,196        1,603,648
          Deferred income taxes                  157,561           50,000
          Provision for doubtful accounts         84,000           65,000
          Loss on disposal of fixed assets       185,376               --
          Change in assets and
               liabilities:
               Accounts receivable            (1,816,647)        (772,177)
               Unbilled revenues                 (78,844)          19,894
               Inventories                      (905,505)        (173,747)
               Other receivables                (173,290)        (246,823)
               Prepaid expenses                  (23,728)         (48,580)
               Deposits                           (2,354)          (5,024)
               Accounts payable                1,089,158        1,331,370
               Accrued expenses                  245,480          673,307
               Customer deposits and
                    advance billings             344,136          622,178
               Income tax payable/
                    receivable                  (797,191)         512,638
                                              ----------       ----------
                    Total adjustments            892,348        3,631,684
                                             -----------      -----------
                    Net cash provided by
                      operating activities     2,328,942        5,563,451
                                             -----------      -----------

    Cash flows from investing activities:
        Purchase of property and equipment   (11,613,035)      (5,936,002)
        LB775 refund received                         --          540,633
                                            ------------     ------------
               Net cash used by investing
                 activities                  (11,613,035)      (5,395,369)
                                             -----------     ------------
    Cash flows from financing activities:
        Net proceeds from note payable         7,945,355               --
        Payments on note payable              (1,091,141)        (392,522)
                                             -----------     ------------
               Net cash provided (used) by
                 financing activities          6,854,214         (392,522)
                                             -----------     ------------
               Net decrease in cash and
                 temporary investments        (2,429,879)        (224,440)

    Cash and temporary investments at
        beginning of year                      3,068,498        3,292,938
                                             -----------     ------------
    Cash and temporary investments at end
        of year                              $   638,619        3,068,498
                                              ==========       ==========
    Supplemental disclosure of cash flow
        information:
        Interest paid                        $   546,314          312,798
        Income taxes paid                      1,275,000           22,720
                                              ==========      ===========

                 See accompanying notes to financial statements.

                     NEBRASKA CELLULAR TELEPHONE CORPORATION

                          Notes to Financial Statements

                           December 31, 1994 and 1993

   (1)  Description of Company

        Nebraska Cellular Telephone Corporation (the Company) was incorporated as a Nebraska corporation on November 23, 1987. The Company's common stock is owned collectively by Local Exchange Carrier Telephone Companies (LECs) or their affiliates. The Company is licensed to operate the wireline cellular telecommunications system serving the ten Nebraska Rural Service Areas (RSA), consisting of the entire State of Nebraska, except Dakota, Douglas, Lancaster and Sarpy counties.

   (2)  Summary of Significant Accounting Policies

        Cash and Temporary Investments
              Temporary investments consist of bank repurchase agreements stated at cost, which approximate market value, and have maturities of less than 120 days from date of purchase.

        Revenues
              Billings for revenues are rendered monthly. Unbilled revenues, representing estimated customer usage for the period between the last billing date and the end of the period, are accrued in the period the services are provided. Advance billings are recorded as a liability and subsequently recognized as income in the period earned.

        Inventories
              Inventories consist of cellular telephone equipment and accessories and are valued at the lower of cost (specific identification method) or market.

        Plant and Equipment
              Plant and equipment are depreciated over the estimated useful lives of the assets by primarily the straight-line method. Leasehold improvements are amortized straight line over the terms of the leases.

        Investments
              Investments consist primarily of Rural Telephone Finance Cooperative (RTFC) Subordinated Capital Certificates which mature in varying amounts beginning in March 1996 through April 2004.

        Income Taxes
              Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Also, the tax benefit from utilization of a net operating loss carryforward is not presented as an extraordinary item.

   (3)  Notes Payable

        The Company has entered into loan agreements with the RTFC for up to $20,000,000 of financing. Of the total commitment, $18,000,000 of the financing is available for the construction and operation of the statewide cellular telephone system. The remaining balance is to be utilized to purchase RTFC Subordinated Capital Certificates, and is treated as a noncash transaction for cash flow purposes. Under these agreements, the RTFC has committed $10,750,000 to be available through April 1996.

        The terms of the agreements consist of ten-year installment notes, with quarterly interest payments. Interest is based on a variable rate adjusted monthly, 6.35 percent at December 31, 1994. Installments, including interest, are being made quarterly over the life of the respective note, based on a level, debt service amortization schedule. Based on current terms, interest rate and outstanding principal balance, the aggregate principal payments for the five years subsequent to December 31, 1994 approximate $1,692,000, $2,274,000, $2,471,000, $2,683,000 and $1,816,000,
        respectively. All assets and revenues of the Company are pledged as collateral for the notes. The loan agreements have various restrictions and limitations on dividends, additional indebtedness and maintaining certain financial ratios. In management's opinion, the Company has complied with all requirements and covenants of the loan agreements.

   (4)  Operating Leases

        The Company has an operating lease agreement for office space in Grand Island, Nebraska through March 2000. The Company has the option to renew the lease for two additional five-year periods. The minimum annual lease payment under the terms of the lease approximates $61,000. The Company has also entered into numerous other operating lease agreements for various building space, towers and land sites. Terms of the leases are between one and ten years, with various renewal options and escalation clauses. Rental expense for operating leases during 1994 and 1993 was approximately $249,000 and $202,000, respectively.

        Approximate future minimum lease payments under noncancelable operating leases as of December 31, 1994, are shown below:

            Year ending December 31:
              1995                                       $222,000
              1996                                        209,000
              1997                                        208,000
              1998                                        201,000
              1999                                        196,000
              Thereafter                                  276,000
                                                       ----------
            Total future minimum lease payments        $1,312,000
                                                       ==========

   (5)  Benefit Plans

        The Company has a 401(k) savings plan (a defined contribution plan) for employees who have been employed for at least one year. Each eligible employee may contribute an amount from 1 to 6 percent of their annual base salary. The Company contributes an amount equal to 70 percent of the employees' contributions up to 6 percent.
        Employees may also contribute up to an additional 9 percent of their annual salary, subject to Internal Revenue Service limitations. In addition, the Company contributes 1 percent of all participating employees' salaries. The Company's contributions totaled $46,718 and $27,890 for the years ended December 31, 1994 and 1993, respectively. Employees become 100 percent vested in the Company's contributions after six years.

        In September 1992, the Company adopted a Performance Unit Plan (Plan) for certain key employees. The Plan became effective in 1993 and grants the participants "performance unit rights" (units) based on the Company achieving certain financial performance targets determined by a committee of the Board of Directors. The total value of the units granted in 1993 approximated $17,100. No units were granted in 1994. Participants become 100 percent vested in the units after six years.

   (6)  State Credits

        The Company has met the requirements of $3,000,000 in qualified investments (primarily plant and equipment) and 30 full-time equivalent employees under Nebraska legislative bill No. 775 (LB775). The Company is now entitled to receive tax benefits comprised primarily of refunds of sales and use taxes paid. The Company filed a refund claim with the Nebraska Department of Revenue in 1993 and received a refund of approximately $541,000, of sales tax previously paid on qualified investments. The refunds will be recognized as income for financial statement and income tax purposes over the remaining depreciable lives of the related assets on which the sales tax was incurred. At December 31, 1994, the Company recorded sales tax paid in 1994 on qualified purchases of approximately $430,000 as a receivable. A refund of this amount will be requested in 1995.

        Under LB775, the Company is also entitled to receive tax benefits comprised of investment tax credits and compensation credits which will be used to offset future sales and state income taxes. These credits can be earned by the Company on qualified investment and compensation incurred through December 31, 1998 and must be used by December 31, 2006. As of December 31, 1994, approximately $2,858,000 of cumulative LB775 tax credits remain unused and are available to offset future state income and sales taxes of the Company. The Company has recorded a receivable in the accompanying balance sheets at December 31, 1994 and 1993 for sales taxes paid of approximately $326,000 and $225,000, respectively.

   (7)  Income Taxes

        Components of income tax expense for 1994 and 1993 are as follows:

                                             1994            1993

          Current, Federal                $523,837          590,000
          Deferred, Federal                157,561           50,000
                                          --------         --------
              Total income tax expense    $681,398          640,000
                                          ========         ========

        The provision for income taxes at December 31, 1994 and 1993 differ from the amount obtained by multiplying net earnings before income taxes by the Federal statutory tax rates in effect. The reasons for this difference are shown below:

                                               1994             1993
        Computed "expected" Federal tax
              expense                        $720,117          874,400

       Other, net                             (38,719)          (8,200)
                                             --------         --------
                                              681,398          866,200
        Tax benefit from net operating
              loss carryforward
              utilized                             --         (226,200)
                                             --------         --------
              Total income tax expense       $681,398          640,000
                                            =========        =========

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1994 are shown below:


                                              Federal            State
    Deferred tax liabilities:
        Differences in depreciation        $(1,132,514)          (239,828)
        Other                                  (73,752)            (9,435)
                                            ----------          ---------
              Total deferred tax
                    liabilities             (1,206,266)          (249,263)
                                            ----------          ---------
    Deferred tax assets:
        LB775 sales tax refund                  44,647              9,455
        Alternative minimum tax credit
              carryforwards                    878,939                 --
        Bad debt                                57,749             12,229
        Capitalized start-up costs              16,271              3,446
        LB775 credit carryforwards                  --          2,858,102
        Other                                    1,099                233
                                            ----------         ----------
              Total deferred tax assets        988,705          2,883,465
                                             ---------          ---------
              Net deferred tax asset
                    (liability)               (207,561)         2,634,202
    Less valuation allowance                        --          2,634,202
                                            ----------         ----------
              Net deferred tax
                    liability after
                    valuation allowance      $(207,561)                --
                                            ==========         ==========


        Because of the uncertainty of utilizing the LB775 credit carryforwards in excess of the amount available to offset existing state deferred tax liabilities, a valuation allowance has been established for the net deferred tax asset for state income tax purposes.

        The Company has alternative minimum tax (AMT) credit carryforwards of approximately $879,000 at December 31, 1994. These carryforwards may be utilized in future years when regular Federal income tax exceeds AMT tax. These carryforwards have no expiration date and the benefit to be realized from the utilization of the carryforwards has been recognized as a deferred tax asset.

   (8)  Transactions with Related Parties

        The Company has had, and expects to have in the future, transactions in the ordinary course of business with certain LECs and their affiliates. In management's opinion, such transactions have been at arm's length and have been on similar terms for comparable transactions with other nonaffiliated entities.

   (9)  Contemplated Reorganization

        The Board of Directors of the Company is contemplating a plan of reorganization with a stockholder. Under the plan of the reorganization, the stockholders of the Company would exchange their shares for common stock, common stock rights and cash of the acquiring stockholder. The reorganization is tentatively scheduled to be effective on or about July 1, 1995. The transaction is intended to qualify as a merger under the Internal Revenue Code.

                     NEBRASKA CELLULAR TELEPHONE CORPORATION

                         CONDENSED FINANCIAL STATEMENTS

   The following unaudited condensed balance sheet, statements of earnings and cash flows are based on the historical results of Nebraska Cellular Telephone Corporation as of March 31, 1995 and for the three-month periods ended March 31, 1995 and 1994. The financial statements are unaudited and include all adjustments, consisting of normal and recurring adjustments, necessary for fair presentation with generally accepted accounting principles.

                     NEBRASKA CELLULAR TELEPHONE CORPORATION

                             Condensed Balance Sheet

                                 March 31, 1995
                                   (unaudited)
                             (dollars in thousands)

                                     Assets
       Current assets:
              Cash and cash equivalents                        $   933
              Accounts receivable                                4,238
              Other current assets                               1,505
                                                               -------
                    Total current assets                         6,676


       Net Property and equipment                               25,523

       Investments and other assets                              1,930
                                                               -------
                    Total assets                               $34,129
                                                              ========
                      Liabilities and Stockholders' Equity
       Current liabilities:
              Notes payable                                      2,090
              Accounts Payable and accrued
              expenses                                           4,621
              Income taxes payable                                 279
              Other current liabilities                          1,087
                                                              --------

                    Total current liabilities                    8,077

       Deferred income taxes                                       547

       Long-term debt                                           13,477

       Stockholders' equity                                     12,028
                                                               -------
                    Total liabilities and
                         stockholders' equity                  $34,129
                                                               =======

                     NEBRASKA CELLULAR TELEPHONE CORPORATION

                        Condensed Statements of Earnings

                   Three Months Ended March 31, 1995 and 1994
                                   (unaudited)

                                              1995              1994
                                              (dollars in thousands)
    Telephone operating revenues               $8,643           $5,695
                                              -------          -------
    Operating expenses:
        Operating expenses                      2,988            3,163
        Cost of goods and services              2,237            2,204
        Depreciation and amortization             847              507
                                              -------           ------
              Total operating expenses          6,072            5,874
                                               ------           ------
              Operating income                  2,571             (179)

    Net non-operating income (expense)           (121)              48
                                               ------           ------
    Earnings (loss) before income
        taxes                                   2,450             (131)
    Income tax expense (benefit)                  866              (31)
                                               ------           ------
              Net income (loss)                $1,584             (100)
                                               ======           ======

                     NEBRASKA CELLULAR TELEPHONE CORPORATION

                       Condensed Statements of Cash Flows

                   Three Months Ended March 31, 1995 and 1994
                                   (unaudited)

                                                  1995             1994
                                                 (dollars in thousands)
    Cash flows from operating activities:
        Net income (loss)                          $1,584            (100)
        Adjustments to reconcile net
           income (loss) to net cash
           provided by operating
           activities:
           Depreciation and amortization              847             507
           Deferred income taxes                      339              --
           Accounts receivable                        117            (492)
           Other current assets                        38             (85)
           Accounts payable and accrued               202            (139)
              expenses
           Income taxes payable                       528            (589)
           Other current liabilities                   (1)            176
                                                  -------          ------
              Net cash provided (used) by
                    operating activities            3,714            (722)
    Cash flows from investing activities,
        capital expenditures                       (4,609)         (3,413)
    Cash flows from financing activities,
        net proceeds from long-term debt            1,190           1,991
                                                  -------        --------
    Net increase (decrease) in cash and
        cash equivalents                              295          (2,144)
    Cash and cash equivalents at beginning
        of year                                       638           3,068
                                                  -------         -------

    Cash and cash equivalents at end of
        period                                   $   933              924
                                                  =======         =======

        (b)   Pro forma financial information

           Unaudited Pro Forma Condensed Financial Statements

              Pro Forma Condensed Balance Sheet as of March 31, 1995

              Pro Forma Condensed Statement of Earnings for the three months ended March 31, 1995

              Pro Forma Condensed Statement of Earnings for the year ended December 31, 1994

              Notes to Unaudited Pro Forma Condensed Financial Statements

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed balance sheet and statements of earnings are based on the historical results of LTEC and NCTC giving effect to the Merger accounted for as a purchase in accordance with generally accepted accounting principles. Pro forma adjustments, and the assumptions on which they are based are described in the accompanying footnotes to the pro forma condensed financial statements. The accompanying pro forma condensed balance sheet as of March 31, 1995 contains those pro forma adjustments necessary to reflect the Merger as if it was consummated on that date. The accompanying pro forma condensed statements of earnings for the year ended December 31, 1994 and the three months ended March 31, 1995 contain those pro forma adjustments necessary to reflect the Merger as if it were consummated on January 1, 1994. Because these pro forma financial statements are prepared utilizing certain assumptions, the pro forma financial statements may not be indicative of actual financial portion or results of operations as of the date and for the periods presented, respectively.

                       LINCOLN TELECOMMUNICATIONS COMPANY
                        Pro forma Condensed Balance Sheet
                                 March 31, 1995
                                   (unaudited)
                                      Lincoln       Nebraska
                                      Telecom-      Cellular
                                    munications     Telephone
                                      Company      Corporation
                Assets              (Historical)  (Historical)     Pro forma adjustments          Pro forma
                                                                Debit               Credit
                                                      (dollars in thousands)
    Current assets:
        Cash and cash equivalents    $ 24,650            933     64,605(b)        (64,605)(a)        25,583
        Temporary investments          22,945             --           --              --            22,945
        Accounts receivable            26,258          4,238           --              --            30,496
        Other current assets            7,832          1,505           --              --             9,337
                                      -------        -------      -------         -------           -------
           Total current assets        81,685          6,676       64,605         (64,605)           88,631
    Net property and equipment        247,132         25,523           --              --           272,655
    Investments and other assets       53,867          1,930           --          (6,282)(c)        49,515
    Deferred charges                   18,261             --           --              --            18,261
    Goodwill                               --             --    129,267(a)             --           129,267
                                     --------       --------   --------           -------          --------
           Total assets              $400,945         34,129      193,872         (70,887)          558,059
                                     ========        =======      =======         =======           =======
            Liabilities and
             Stockholders' Equity
    Current liabilities:
        Notes payable                  20,350          2,090           --        64,605(b)           87,045
        Accounts payable and
           accrued expenses            27,549          4,621           --              --            32,170
        Income taxes payable            5,971            279           --              --             6,250
        Other current liabilities      10,879          1,087           --              --            11,966
                                     --------       --------     --------        --------         ---------
           Total current
              liabilities              64,749          8,077           --          64,605           137,431
    Deferred income taxes              20,788            547           --              --            21,335
    Other deferred credits             65,340             --           --              --            65,340
    Long-term debt                     44,000         13,477           --              --            57,477
    Preferred stock                     4,499             --           --              --             4,499
    Stockholders' equity              201,569         12,028       (6,282)(c)     (64,662)(a)       271,977
                                     --------       --------     --------       ---------         ---------
           Total liabilities and
              stockholders'
              equity                 $400,945        $34,129       (6,282)        129,267           558,059
                                    =========       ========    =========        ========          ========


                       LINCOLN TELECOMMUNICATIONS COMPANY
                    Pro forma Condensed Statement of Earnings
                        Three Months Ended March 31, 1995
                                   (unaudited)

                                           Lincoln          Nebraska
                                          Telecom-          Cellular
                                         munications       Telephone
                                           Company        Corporation
                                        (Historical)      (Historical)      Pro forma adjustments       Pro forma
                                                                             Debit         Credit
                                                       (dollars in thousands, except per share data)
    Operating revenues:

        Telephone operating revenues        $44,868             8,643         --              --           53,511
        Other                                 7,241                --         --              --            7,241
        Intercompany revenues                (1,757)               --         --              --           (1,757)
                                          ---------          --------   --------        --------        ---------
           Total operating revenues          50,352             8,643         --              --           58,995
                                          ---------          --------   --------        --------        ---------
    Operating expenses:
        Depreciation and
           amortization                       8,018               847      808(d)             --            9,663
        Cost of goods and services            4,330             2,237         --              --            6,567
        Other operating expenses             24,431             2,988         --              --           27,419
        Intercompany expenses                (1,757)               --         --              --           (1,757)
                                          ---------         ---------   --------       ---------        ---------
           Total operating expenses          35,022             6,072        808              --           41,902
                                           --------         ---------   --------       ---------       ----------
           Operating income                  15,330             2,571       (808)             --           17,093
    Net non-operating expense                  (254)             (121)    (1,031)(f)          --           (1,406)
                                           --------         --------- ----------       ---------        ---------
    Earnings before income taxes             15,076             2,450     (1,839)             --           15,687
    Income taxes                              5,836               866         --            (708)(g)        5,994
                                           --------         ---------   --------        --------         --------
           Net income                         9,240             1,584     (1,839)            708            9,693
    Preferred dividends                          56                --         --              --               56
                                           --------          --------    -------       ---------        ---------
        Earnings available for
           common shares                     $9,184             1,584     (1,839)            708            9,637
                                            =======           =======    =======           =====          =======
    Earnings per common share                   .28                                                           .26
                                              =====                                                         =====
    Weighted average common shares
        outstanding (in thousands)           32,372                                                        36,639
                                             ======                                                     =========



                       LINCOLN TELECOMMUNICATIONS COMPANY
                    Pro forma Condensed Statement of Earnings
                          Year Ended December 31, 1994
                                   (unaudited)

                                   Lincoln
                                    Tele-        Nebraska
                                   communi-      Cellular
                                   cations       Telephone
                                   Company     Corporation
                                 (Historical)  (Historical)     Pro forma adjustments      Pro forma
                                                                Debit         Credit
                                                        (dollars in thousands)
    Operating revenues:
        Telephone operating
           revenues               $174,694         27,174         --             --         201,868
        Other                       29,701          3,760         --             --          33,461
        Intercompany revenues       (7,611)            --         --             --          (7,611)
                                 ---------       --------  ---------      ---------       ---------
           Total operating
              revenues             196,784         30,934         --             --         227,718
                                  --------       --------   --------       --------        --------
    Operating expenses:
        Depreciation and
           amortization             35,625          2,584    3,232(d)            --          41,441

        Costs of goods and
           services                 18,603         11,080         --             --          29,683
        Other operating
           expenses                 91,874         14,791      698(e)            --         107,363
        Intercompany expenses       (7,611)            --         --             --          (7,611)
                                 ---------       --------   --------       --------        --------
           Total operating
              expenses             138,491         28,455      3,930             --         170,876
                                  --------       --------   --------       --------        --------
           Operating income         58,293          2,479     (3,930)            --          56,842
    Net non-operating expense       (3,621)          (361)    (4,124)(f)         --           8,106
                                  --------       --------   --------        -------        --------
    Earnings before income
        taxes                       54,672          2,118     (8,054)            --          48,736

    Income taxes                    21,067            681         --         (3,101)(g)      18,647
                                 ---------       --------   --------      ---------        --------
           Net income               33,605          1,437     (8,054)         3,101          30,089
    Preferred dividends                225             --         --             --             225
                                 ---------      ---------   --------      ---------       ---------
           Earnings available
              for common
              shares               $33,380          1,437     (8,054)         3,101          29,864
                                   =======        =======  =========       ========         =======
    Earnings per common share         1.03                                                     0.81
                                     =====                                                    =====
    Weighted average common
        shares outstanding (in
        thousands)                  32,408                                                   36,675
                                   =======                                                  =======

           Notes to Unaudited Pro forma Condensed Financial Statements

   The unaudited pro forma condensed balance sheet reflects the historical financial position at March 31, 1995, with pro forma adjustments as if the Merger had taken place on March 31, 1995. The unaudited pro forma statements of earnings for the year ended December 31, 1994 and three months ended March 31, 1995 reflects the historical results of operations with pro forma merger adjustments based on the assumption the Merger was effective as of January 1, 1994. The following adjustments give pro forma effect to the Merger (in addition to certain reclassifications to conform presentations):

   (a) The acquisition of NCTC will be accounted for as a purchase. Each outstanding share of NCTC will be cancelled and converted into common stock of LTEC and/or cash. The actual number of shares of LTEC common stock issued was 4,267,146 while the number of shares paid in cash was 2,226,809. The Company believes the fair value of NCTC assets and liabilities to approximate the historical carrying value.

    Shares of NCTC to be paid in cash                      2,226,809
    Amount per share**                                            20
                                                        ------------
                                                          44,536,180
                                                        ------------
    Shares of NCTC to be paid in shares and cash           4,267,146
    Price per share***                                         20.50
                                                        ------------

                                                          87,476,493
                                                         -----------
           Acquisition cost                              132,012,673
    Direct costs of acquisition                            3,000,000
                                                         -----------
           Total cost to purchase shares not owned       135,012,673
    LTEC cost basis in shares owned at March 31, 1995      6,282,000
                                                         -----------
           Total cost to purchase all shares             141,294,673
    NCTC net assets at March 31, 1995                    (12,028,000)
                                                         -----------
           Excess of purchase price over net asset
              required                                  $129,266,673
                                                        ============
    Value of shares issued based on market price of
        $16.50 for each share on July 13, 1995          $ 70,407,909
    Actual amount paid in cash                            64,604,764
                                                        ------------
           Total cost of acquisition                    $135,012,673
                                                        ============

     **    Based on $20.00 cash per share.
    *** Based on market value per share of $16.50 on July 13, 1995 and cash paid of $4 per share.


   (b)  Represents cash proceeds from short-term borrowings to fund purchase of NCTC.

   (c) To eliminate LTEC's net investment in NCTC, previously carried on cost basis.

   (d) The amortization of excess costs over acquired assets over the estimated useful life of 40 years.

   (e)  Represents bonuses to be paid to NCTC executives and employees.

   (f) Additional interest expense on debt incurred to purchase NCTC assuming an interest rate on the short-term borrowing of 6.25 percent on $30,000,000 and 6.50 percent on the remaining $34,605,000.

   (g) The tax effect of the pro forma adjustments using a 38.5 percent tax rate.

        (c)   Exhibits

     Exhibit Number  Description

          2.1 Agreement and Plan of Reorganization dated as of March 21, 1995 by and among the Company, Subsidiary and NCTC [Incorporated by reference to Exhibit 2 to the Company's
                     Form 10-K for the year ended December 31, 1994].

          2.2        Amendment to Agreement and Plan of
                     Reorganization dated as of April 7, 1995 by and among the Company, Subsidiary and NCTC.

          2.3        Stock Purchase Agreement dated as of
                     April 28, 1995 by and among Subsidiary,
                     Nebwest, the shareholders of Nebwest and the Company.

           23        Consent of KPMG Peat Marwick LLP.

           99        Press Release of the Company dated July 6,
                     1995.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LINCOLN TELECOMMUNICATIONS
                                 COMPANY

   Date:   July 27, 1995

                              By:  /s/ Michael J. Tavlin
                                   Michael J. Tavlin
                                   Vice President-Treasurer and Secretary

                       LINCOLN TELECOMMUNICATIONS COMPANY

                            EXHIBIT INDEX TO FORM 8-K
     Exhibit Number  Description

          2.1 Agreement and Plan of Reorganization dated as of March 21, 1995 by and among the Company, Subsidiary and NCTC [Incorporated by reference to Exhibit 2 to the Company's
                     Form 10-K for the year ended December 31, 1994].

          2.2        Amendment to Agreement and Plan of
                     Reorganization dated as of April 7, 1995 by and among the Company, Subsidiary and NCTC.

          2.3        Stock Purchase Agreement dated as of
                     April 28, 1995 by and among Subsidiary,
                     Nebwest, the shareholders of Nebwest and the Company.*

           23        Consent of KPMG Peat Marwick LLP.

           99        Press Release of the Company dated July 13,
                     1995.

   _______________

   * The schedules/exhibits to this document are not filed herewith. The Registrant agrees to furnish supplementally a copy of any such schedule/exhibit to the Securities and Exchange Commission upon request.